SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest even reported): July 1, 1998

                              J. C. NICHOLS COMPANY
               (Exact name of registrant specified in its charter)

    Missouri                       00-06181                   47-0371610
(State of Incorporation)     (Commission File Number)      (IRS Employer
                                                          Identification No.)


                  310 Ward Parkway, Kansas City, Missouri 64112
               (Address of principal executive offices, zip code)


     Registrant's telephone number, including area code:  (816) 561-3456




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Item 5.  OTHER EVENTS

         As previously reported, the Company has entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") with Highwoods Properties, Inc. ("Highwoods"). The Company's shareholders approved the merger (the "Merger") at a special meeting held on July 1, 1998.

         As discussed in the Proxy Statement/Prospectus mailed to the Company's shareholders on or about June 31, 1998, a lawsuit was filed in the Circuit Court of Jackson County, Missouri on January 8, 1998 by Dennis Wright against the Company, the Company's Board of Directors and Highwoods seeking certification of a class, an injunction preventing the Merger, and unspecified damages. On July 1, 1998, the court denied the plaintiff's request for a temporary restraining order ("TRO") enjoining the closing of the transaction.

         The transaction is expected to close by July 15, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          J. C. NICHOLS COMPANY


                                          By: /s/ Barrett Brady
                                                  Barrett Brady
                                                  Chief Executive Officer
                                                  and President



Date:  July 2, 1998



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